UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    January 4, 2007

CuraTech Industries, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-51140	87-0649332
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6337 Highland Drive, # 1053, Salt lake City, Utah 84121
(Address of principal executive offices)

(Former name or address, if changed since last report)

Registrant's telephone number, including area code: (801) 836-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 4, 2007, Steven D. Moulton resigned as a director of CuraTech Industries, Inc. (“CuraTech”).

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

CuraTech previously announced in its Form 8-K Current Reports filed on October 26, 2006 and December 21, 2006 that its board of directors had authorized the issuance of 550,000 shares and 500,000 shares, respectively, of our authorized, but previously unissued common stock to certain individuals in consideration for certain consulting services rendered, and that the board had also authorized that the shares be included in a registration statement to be filed with the SEC on Form S-8 under the Securities Act of 1933. The board has now decided to increase the number of shares authorized for issuance to 890,000 shares, and to file the Form S-8 registration statement within the next ten (10) days. Upon the effectiveness of that registration statement, the shares will be considered registered securities and may be traded in the public market, unless owned by an affiliate or controlling person of CuraTech.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CuraTech Industries, Inc.

Date: January 5, 2007	By:	/s/ Lincoln Dastrup
Lincoln Dastrup
CEO and Director

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